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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74804) pertaining to the Stream Machine Company 1996 Stock Plan, 2001 Stock Plan, and Nonstatutory Stock Option Grants of our report dated April 30, 2001, with respect to the consolidated financial statements of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2001, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG

Austin, Texas
February 8, 2002